
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  July 1, 1997



                       Armstrong World Industries, Inc.
            (Exact name of registrant as specified in its charter)

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
        Pennsylvania               1-2116               23-0366390
(State or other jurisdiction    (Commission           (IRS Employer
      of incorporation)         File Number)      Identification Number)



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
313 West Liberty Street, P.O. Box 3001, Lancaster, Pennsylvania      17604
         (Address of principal executive offices)                  (ZIP Code)



      Registrant's telephone number, including area code:  (717) 397-0611
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Item 5.  Other Events.
         -------------

     On June 25, 1997, the United States Supreme Court, in the case of Amchen
                                                                       ------
Products, Inc., et al., v. George Windsor, et al., affirmed a ruling by a
-------------------------------------------------
three-judge panel of the Third Circuit Court of Appeals that decertified a class action for settlement purposes only involving future claims against manufacturers of asbestos-related products. Armstrong World Industries, Inc. is one of twenty companies who formed the Center for Claims Resolution (the "CCR") to resolve asbestos-related personal injury claims and is a defendant in many asbestos-related claims. The nationwide class action settlement agreement that the CCR entered into and which was at issue in Amchen, would have resolved
                                               ------
asbestos personal injury claims through a court-approved administrative process. Following the issuance of the Supreme Court's decision, the CCR issued the press release attached hereto as Exhibit 99.01 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(c)    Exhibits.

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

  Exhibit No.                        Description                                 Reference
----------------  --------------------------------------------------  -------------------------------

     99.01                  Press Release (June 25, 1997)                     Filed herewith
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ARMSTRONG WORLD INDUSTRIES, INC.


Dated: July 1, 1997           By:                    /s/ L.A. Pulkrabek
                                          --------------------------------------
                                                        L. A. Pulkrabek
                                              Senior Vice President, Secretary
                                                      and General Counsel

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

                                 Exhibit Index
                                 -------------


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


                                                                         Sequential Page No. or
  Exhibit No.                        Description                                 Reference
----------------  --------------------------------------------------  -------------------------------

     99.01                  Press Release (June 25, 1997)                Filed herewith at page 5
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